LID HAIR STUDIOS INTERNATIONAL, INC.
(Formerly Belford Enterprises, Inc.)

EXHIBIT 32.1 - CERTIFICATIONS

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Steven Eric Anderson,  Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002, that this report on Form 10-KSB of Lid Hair Studios International,  Inc. for the period ending May 31, 2006 fully complies with the requirements of Section  13(a) or 15(d) of the  Securities  Exchange Act of 1934 and that the information  contained in this report on Form 10-KSB fairly presents in all material respects the  financial  condition  and results of operations of  Lid Hair Studios, International,  Inc.

November 20, 2006

/s/ Eric Steven Anderson
Eric Steven Anderson, Chief Executive Officer, Chief Financial Officer and
Chief Accounting Officer, Lid Hair Studios International, Inc.